UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
Hiland Holdings GP, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009
Hiland Holdings GP, LP
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-33018 (Commission File Number)	76-0828238 (IRS Employer Identification No.)
205 West Maple, Suite 1100
Enid, Oklahoma 73701
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (580) 242-6040

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     Merger Agreement
     On November 3, 2009, Hiland Holdings GP, LP, a Delaware limited partnership (the “Partnership”), announced that it had entered into Amendment No. 2 (the “Amendment”), dated November 3, 2009, to the Agreement and Plan of Merger dated as of June 1, 2009, with HH GP Holding, LLC, an Oklahoma limited liability company and an affiliate of Harold Hamm (“Parent”), HPGP MergerCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Parent Parties”), and Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of the Partnership, as amended by Amendment No. 1 thereto, dated October 26, 2009 (the “Agreement”), under which Merger Sub will be merged with and into the Partnership, with the Partnership continuing as the surviving entity (the “Merger”).
     Under the terms of the Amendment, the merger consideration payable to common unitholders of the Partnership pursuant to the Agreement increased from $2.40 to $3.20 per common unit and the end date of the Agreement was extended from November 6, 2009 until December 11, 2009. Mr. Hamm has also delivered to Parent an amendment (the “Commitment Letter Amendment”) to the funding commitment letter previously delivered to Parent on June 1, 2009 (the “Commitment Letter”), pursuant to which Mr. Hamm has committed to contribute the aggregate merger consideration contemplated under the Amendment of approximately $28.2 million.
     The Parent Parties’ obligation to effect the Merger is conditioned upon, among other things, the simultaneous consummation of the merger contemplated in the Agreement and Plan of Merger, dated as of June 1, 2009, entered into by Parent, HLND MergerCo, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Hiland Partners Merger Sub”), Hiland Partners, LP, a Delaware limited partnership (“Hiland Partners”), and Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of Hiland Partners, as amended by Amendment No. 1 thereto, dated October 26, 2009 (the “Hiland Partners Agreement”), under which Hiland Partners Merger Sub will be merged with and into Hiland Partners, with Hiland Partners continuing as the surviving entity. On November 3, 2009, Hiland Partners announced that it had entered into Amendment No. 2 to the Hiland Partners Agreement (the “Hiland Partners Amendment”) to increase the merger consideration payable to common unitholders of Hiland Partners from $7.75 to $10.00 per common unit and to extend the end date of the Hiland Partners Agreement from November 6, 2009 until December 11, 2009. Mr. Hamm also delivered to Parent an amendment (the “Hiland Partners Commitment Letter Amendment”) to the funding commitment letter previously delivered to Parent on June 1, 2009 (the “Hiland Partners Commitment Letter”), pursuant to which Mr. Hamm has committed to contribute the aggregate merger consideration contemplated under the Hiland Partners Amendment of approximately $41.3 million.
     Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of the Partnership and Hiland Partners (collectively, the “Hiland Companies”) separately determined that the going-private transactions, as contemplated in the amended agreements, are advisable, fair to and in the best interests of the applicable Hiland Company and its public unitholders. In determining to make their recommendation to the boards of directors, each conflicts committee considered, among other things, the opinion received from its respective financial advisor as to the fairness of the increased merger consideration. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of the Partnership and Hiland Partners has approved the amendment to the applicable merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of the Partnership and Hiland Partners, respectively, approve the applicable merger.
     The foregoing summary of the Amendment, the Hiland Partners Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, the Commitment Letter Amendment, the Hiland Partners Amendment and the Hiland Partners Commitment Letter Amendment, which are attached as exhibits hereto, Amendment No. 1 to the Agreement and Amendment No. 1 to the Hiland Partners Agreement, which are attached as Exhibit 2.1 and Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on October 27, 2009, and the Agreement, the Hiland Partners Agreement, the Commitment Letter and the Hiland Partners Commitment Letter, which are attached as Exhibit 2.1, Exhibit 2.2, Exhibit 2.3 and Exhibit 2.4 to the Partnership’s Current Report on Form 8-K filed with the SEC on June 1, 2009.

     Loan from Harold Hamm
     On November 3, 2009, the Partnership borrowed $1.5 million from Harold Hamm and issued a term promissory note to Mr. Hamm in the principal amount of $1.5 million (the “Note”). The Note is secured by all of Hiland Holdings’ ownership interests in Hiland Partners and its general partner, other than the 2% general partner interest and the incentive distribution rights (the “Collateral”), and is subordinate to the security interest in the Collateral securing the Partnership’s borrowings under the First Amended and Restated Senior Secured Credit Agreement, dated as of August 7, 2009, between the Partnership and The Security National Bank of Enid (the “Credit Agreement”). The Note will accrue interest on the same terms as the Credit Agreement, a rate equal to the greater of: (i) the National Prime Rate (as defined in the Note) plus 1% and (ii) 5%. The Note will be fully due and payable on December 31, 2009. The loan proceeds will be used to fund working capital expenditures for the remainder of 2009, including fees and expenses associated with the Merger.
     This description of the Note does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Note, which is attached as an exhibit hereto.
     Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     The information set forth under “Item 1.01 — Loan from Harold Hamm” is incorporated herein by reference.
     Item 7.01. Regulation FD Disclosure
     On November 3, 2009, the Partnership and Hiland Partners issued a joint press release announcing that they had entered into the Amendment and the Hiland Partners Amendment, respectively, and that each of the Partnership and Hiland Partners had adjourned their respective special meeting of unitholders scheduled for November 3, 2009 to December 4, 2009. A copy of the press release is attached as Exhibit 99.1 hereto.
     The statements included in this Current Report on Form 8-K regarding any transaction with Harold Hamm and his affiliates, including statements regarding the intention to mail a supplement to the Hiland companies’ joint proxy statement and the intention to hold the special meetings on December 4, 2009, are forward-looking statements. These statements involve risks and uncertainties, including, but not limited to, the ability of the Hiland companies to receive clearance of the supplement by the SEC with a sufficient amount of time prior to the meeting date to permit distribution of the supplement, actions by regulatory authorities, market conditions, the Hiland Companies’ financial results and performance, satisfaction of closing conditions, actions by any other bidder and other factors detailed in risk factors and elsewhere in Hiland Partners’ and Hiland Holdings’ Annual Reports on Form 10-K and other filings with the SEC. Should one or more of these risks or uncertainties materialize (or the consequences of such a development worsen), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. The Hiland Companies disclaim any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

     Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Amendment No. 2, dated November 3, 2009, to the Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Holdings GP, LP, Hiland Partners GP Holdings, LLC, HH GP Holding, LLC and HPGP MergerCo, LLC.

2.2	Amendment No. 2, dated November 3, 2009, to the Agreement and Plan of Merger, dated as of June 1, 2009, by and between Hiland Partners, LP, Hiland Partners GP, LLC, HH GP Holding, LLC and HLND MergerCo, LLC.

2.3	Amendment, dated November 3, 2009, to the funding commitment letter, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (related to the Holdings GP, LP merger).

2.4	Amendment, dated November 3, 2009, to the funding commitment letter, dated as of June 1, 2009, by and between Harold Hamm and HH GP Holding, LLC (related to the Hiland Partners, LP merger).

10.1	$1.5 million Term Promissory Note between Hiland Holdings GP, LP and Harold Hamm, dated November 3, 2009.

99.1	Joint Press Release issued by Hiland Holdings GP, LP and Hiland Partners, LP on November 3, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILAND HOLDINGS GP, LP
By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Matthew S. Harrison
	Name:	Matthew S. Harrison
	Title:	Chief Financial Officer, Vice President—Finance and Secretary
November 3, 2009

Exhibit 2.1
AMENDMENT NO. 2
TO AGREEMENT AND PLAN OF MERGER
     This AMENDMENT NO. 2, dated as of November 3, 2009 (this “Amendment”), to the Agreement and Plan of Merger, dated as of June 1, 2009, as amended by that certain Amendment No. 1, dated as of October 26, 2009 (the “Merger Agreement”), is entered into among HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HPGP MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings” and, together with Holdings GP, the “Holdings Parties”).
W I T N E S S E T H :
     WHEREAS, the parties hereto are parties to the Merger Agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, the parties intend to effect the Merger whereby Merger Sub is to be merged with and into Holdings, with Holdings surviving that merger; and
     WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, effective as of the date of this Amendment, the Merger Agreement shall be amended as follows:
ARTICLE I
DEFINITIONS; REFERENCES
     Section 1.1 Definitions; References. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended by this Amendment. Each reference herein to “the date of this Amendment” shall refer to the date set forth above and, except as otherwise expressly provided in this Amendment, each reference in the Merger Agreement to the “date of this Agreement” or “date hereof” or similar references shall refer to June 1, 2009.

ARTICLE II
AMENDMENT
     Section 2.1 Amendment to Section 2.1. Section 2.1(a) of the Merger Agreement is hereby amended by deleting “$2.40” and replacing such amount with “$3.20”.
     Section 2.2 Amendment to Section 3.14. Section 3.14 of the Merger Agreement is hereby amended and restated in its entirety as follows: “The Conflicts Committee has received the written opinion of Barclays Capital, Inc., dated as of November 3, 2009, to the effect that, as of November 3, 2009, the Merger Consideration is fair to the holders of Common Units (excluding Common Units owned by Mr. Hamm, his Affiliates (including Continental Gas) and the Trusts) from a financial point of view.”
     Section 2.3 Amendment to Section 4.4. Section 4.4 of the Merger Agreement is hereby amended by (a) adding the words “as amended as of the date of Amendment No. 2 to this Agreement” after the words “equity commitment letters” and (b) deleting the words “date hereof” in the last sentence of Section 4.4 and replacing them with the words “date of Amendment No. 2 to this Agreement”.
     Section 2.4 Amendment to Section 7.1. Section 7.1(b)(i) of the Merger Agreement is hereby amended by deleting the words “November 6, 2009” and replacing them with the words “December 11, 2009”.
     Section 2.5 Amendment to Section 7.2(a). Section 7.2(a) of the Merger Agreement is hereby amended by deleting “$800,000” and replacing such amount with “$1,067,000”.
     Section 2.6 Section 4.4 of the Parent Disclosure Schedule. Section 4.4 of the Parent Disclosure Schedule is hereby amended to include the letter attached as Annex A to this Amendment.
ARTICLE III
GENERAL PROVISIONS
     Section 3.1 Effect on the Merger Agreement. The Merger Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.
     Section 3.2 Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
     Section 3.3 Governing Law. This Amendment, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     Section 3.4 Headings. Headings of the Articles and Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
[The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

HH GP HOLDING, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HPGP MERGERCO, LLC

By:	/s/ Harold Hamm
Harold Hamm
President

HILAND PARTNERS GP HOLDINGS, LLC

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

HILAND HOLDINGS GP, LP

By:	Hiland Partners GP Holdings, LLC,
its General Partner

By:	/s/ Joseph L. Griffin
Joseph L. Griffin
Chief Executive Officer and President

Exhibit 2.2
Execution Version
AMENDMENT NO. 2
TO AGREEMENT AND PLAN OF MERGER
     This AMENDMENT NO. 2, dated as of November 3, 2009 (this “Amendment”), to the Agreement and Plan of Merger, dated as of June 1, 2009, as amended by that certain Amendment No. 1, dated as of October 26, 2009 (the “Merger Agreement”), is entered into among HH GP Holding, LLC, an Oklahoma limited liability company (“Parent”), HLND MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and Hiland Partners, LP, a Delaware limited partnership (the “Partnership” and, together with Partnership GP, the “Hiland Parties”).
W I T N E S S E T H :
     WHEREAS, the parties hereto are parties to the Merger Agreement, pursuant to which, upon the terms and subject to the conditions set forth therein, the parties intend to effect the Merger whereby Merger Sub is to be merged with and into Partnership, with Partnership surviving that merger; and
     WHEREAS, the parties hereto wish to amend the Merger Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that, effective as of the date of this Amendment, the Merger Agreement shall be amended as follows:
ARTICLE I
DEFINITIONS; REFERENCES
     Section 1.1 Definitions; References. Unless otherwise specifically defined herein, each capitalized term used but not defined herein shall have the meaning assigned to such term in the Merger Agreement. On and after the date hereof, each reference in the Merger Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Merger Agreement as amended by this Amendment. Each reference herein to “the date of this Amendment” shall refer to the date set forth above and, except as otherwise expressly provided in this Amendment, each reference in the Merger Agreement to the “date of this Agreement” or “date hereof” or similar references shall refer to June 1, 2009.

ARTICLE II
AMENDMENT
     Section 2.1 Amendment to Section 2.1. Section 2.1(a) of the Merger Agreement is hereby amended by deleting “$7.75” and replacing such amount with “$10.00”.
     Section 2.2 Amendment to Section 3.15. Section 3.15 of the Merger Agreement is hereby amended and restated in its entirety as follows: “The Conflicts Committee has received the written opinion of Jefferies & Company, Inc., dated as of November 3, 2009, to the effect that, as of November 3, 2009, the Merger Consideration is fair to the holders of Common Units (excluding Common Units owned by Partnership GP and its Affiliates (including Holdings)) from a financial point of view.”
     Section 2.3 Amendment to Section 4.4. Section 4.4 of the Merger Agreement is hereby amended by (a) adding the words “as amended as of the date of Amendment No. 2 to this Agreement” after the words “equity commitment letters” and (b) deleting the words “date hereof” in the last sentence of Section 4.4 and replacing them with the words “date of Amendment No. 2 to this Agreement”.
     Section 2.4 Amendment to Section 7.1. Section 7.1(b)(i) of the Merger Agreement is hereby amended by deleting the words “November 6, 2009” and replacing them with the words “December 11, 2009”.
     Section 2.5 Amendment to Section 7.2(a). Section 7.2(a) of the Merger Agreement is hereby amended by deleting “$1,100,000” and replacing such amount with “$1,420,000”.
     Section 2.6 Section 4.4 of the Parent Disclosure Schedule. Section 4.4 of the Parent Disclosure Schedule is hereby amended to include the letter attached as Annex A to this Amendment.
ARTICLE III
GENERAL PROVISIONS
     Section 3.1 Effect on the Merger Agreement. The Merger Agreement shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.
     Section 3.2 Counterparts; Effectiveness. This Amendment may be executed in two or more counterparts (including by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.
     Section 3.3 Governing Law. This Amendment, and all claims or causes of action (whether at law, in contract or in tort) that may be based upon, arise out of or relate to this

Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
     Section 3.4 Headings. Headings of the Articles and Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.
[The remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

HH GP HOLDING, LLC

By:	/s/ Harold Hamm Harold Hamm
President

HLND MERGERCO, LLC

By:	/s/ Harold Hamm Harold Hamm
President

HILAND PARTNERS GP, LLC

By:	/s/ Joseph L. Griffin Joseph L. Griffin
Chief Executive Officer and President

HILAND PARTNERS, LP

By:	Hiland Partners GP, LLC,
its General Partner

By:	/s/ Joseph L. Griffin Joseph L. Griffin
Chief Executive Officer and President

Exhibit 2.3
November 3, 2009
HH GP Holding, LLC
302 North Independence
Enid, Oklahoma 73701
Ladies and Gentlemen:
               Reference is made to (i) that certain letter agreement, dated June 1, 2009 (the “Letter Agreement”), between Harold Hamm and HH GP Holding, LLC, a Delaware limited liability company and (ii) the Agreement and Plan of Merger, dated as of June 1, 2009, as amended by that certain Amendment No. 1, dated as of October 26, 2009, and that certain Amendment No. 2, dated as of November 3, 2009 (the “Merger Agreement”), among you (“Parent”), HPGP MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub”), Hiland Partners GP Holdings, LLC, a Delaware limited liability company and the general partner of Holdings (“Holdings GP”), and Hiland Holdings GP, LP, a Delaware limited partnership (“Holdings” and, together with Holdings GP, the “Holdings Parties”). “Trusts” as used herein means the Harold Hamm DST Trust, for which Bert Harold Mackie is the trustee, and the Harold Hamm HJ Trust, for which Bert Harold Mackie is the trustee. Terms used and not defined herein have the meanings ascribed to such terms in the Merger Agreement.
     The parties hereto desire to enter into this Amendment to the Letter Agreement (this “Amendment”). Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Reaffirmation of the Letter Agreement. The parties hereby reaffirm the terms, conditions and agreements set forth in the Letter Agreement and agree to be bound by the terms, conditions and agreements contained therein (giving effect to the amendment to the Letter Agreement as set forth in Section 2 hereof).
     2. Change in Contribution Amount. Paragraph 2 of the Letter Agreement is hereby amended by deleting “$21,167,000.00” and replacing such amount with “$28,222,033.60”.
     3. No Further Amendments. Except as expressly provided in this Amendment, the Letter Agreement is not further amended or modified and shall remain in full force and effect in accordance with its terms.
     4. Miscellaneous. This Amendment, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same letter agreement.

This letter agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to and shall not confer upon any person other than the parties hereto (and the Holdings Parties, as provided for herein) any rights or remedies hereunder.
* * * Remainder of page intentionally blank * * *

     Please confirm your agreement with the foregoing by signing and returning to the undersigned a copy of this Amendment.

Very truly yours,
/s/ Harold Hamm
Harold Hamm

Accepted and agreed to as of
the date set forth above:

HH GP HOLDING, LLC

By:	/s/ Harold Hamm Harold Hamm
President

Exhibit 2.4
November 3, 2009
HH GP Holding, LLC
302 North Independence
Enid, Oklahoma 73701
Ladies and Gentlemen:
     Reference is made to (i) that certain letter agreement, dated June 1, 2009 (the “Letter Agreement”), between Harold Hamm and HH GP Holding, LLC, a Delaware limited liability company and (ii) the Agreement and Plan of Merger, dated as of June 1, 2009, as amended by that certain Amendment No. 1, dated as of October 26, 2009, and that certain Amendment No. 2, dated as of November 3, 2009 (the “Merger Agreement”), among you, HLND MergerCo, LLC, a Delaware limited liability company and a subsidiary of Parent (“Merger Sub” and, together with Parent, the “Parent Parties”), Hiland Partners GP, LLC, a Delaware limited liability company and the general partner of the Partnership (“Partnership GP”), and Hiland Partners, LP, a Delaware limited partnership (the “Partnership” and, together with Partnership GP, the “Hiland Parties”). “Trusts” as used herein means the Harold Hamm DST Trust, for which Bert Harold Mackie is the trustee, and the Harold Hamm HJ Trust, for which Bert Harold Mackie is the trustee. Terms used and not defined herein have the meanings ascribed to such terms in the Merger Agreement.
     The parties hereto desire to enter into this Amendment to the Letter Agreement (this “Amendment”). Accordingly, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Reaffirmation of the Letter Agreement. The parties hereby reaffirm the terms, conditions and agreements set forth in the Letter Agreement and agree to be bound by the terms, conditions and agreements contained therein (giving effect to the amendment to the Letter Agreement as set forth in Section 2 hereof).
     2. Change in Contribution Amount. Paragraph 2 of the Letter Agreement is hereby amended by deleting “$32,014,000.00” and replacing such amount with “$41,307,840.00”.
     3. No Further Amendments. Except as expressly provided in this Amendment, the Letter Agreement is not further amended or modified and shall remain in full force and effect in accordance with its terms.
     4. Miscellaneous. This Amendment, and all claims or causes of action (whether at law or in equity, in contract or in tort) that may be based upon, arise out of or relate to this Amendment or the negotiation, execution or performance hereof, shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same letter agreement. This letter agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and is not intended to and shall not confer upon any person other than the parties hereto (and the Holdings Parties, as provided for herein) any rights or remedies hereunder.
* * * Remainder of page intentionally blank * * *

     Please confirm your agreement with the foregoing by signing and returning to the undersigned a copy of this Amendment.

Very truly yours,
/s/ Harold Hamm
Harold Hamm
Accepted and agreed to as of
the date set forth above:
HH GP HOLDING, LLC

By:	/s/ Harold Hamm

Harold Hamm
President

Exhibit 10.1
TERM PROMISSORY NOTE

Amount: $1,500,000	Date of Execution:	November 3, 2009
	Effective Date:	November 3, 2009
     1. Promise to Pay. FOR VALUE RECEIVED, Hiland Holdings GP, LP, a Delaware limited partnership, with offices located at 205 West Maple, Suite 1100, Enid, Oklahoma 73701 (“Borrower”), promises to pay to the order of Harold Hamm, whose office is located at 302 North Independence, Suite 1500, Enid, Oklahoma 73701, and/or his successors and assigns (“Lender”), or at such place as Lender may from time to time designate in writing, in lawful money of the United States of America, and in immediately available funds, the sum of One Million Five Hundred Thousand Dollars ($1,500,000), together with all other amounts added thereto pursuant to this Note (the “Loan”) (or so much thereof as may from time to time be outstanding) together with interest thereon as set forth in this Promissory Note (this “Note”).
     This Note and all other documents evidencing or securing the Loan executed in connection with the Loan, and any modification, renewal, or extension of any of the foregoing are collectively the “Loan Documents”.
     This is a term note and does not have a re-advance feature.
     2. Principal and Interest; Default Interest Rate; Lawful Rate of Interest.
          (a) Interest Rate. As long as no Event of Default exists, interest shall accrue on the principal balance hereof from time to time outstanding and Borrower shall pay interest thereon at a Rate (the “Interest Rate”) equal to a floating rate per annum equal to the national prime rate as published in The Wall Street Journal, Eastern Edition (the “National Prime Rate”), plus one percent (1%) but in no event shall the Interest Rate be less than five percent (5%). The Interest Rate shall be adjusted daily, or when changes occur in the National Prime Rate. Interest shall accrue daily on the basis of a three hundred sixty (360) day year and charged for the actual number of days elapsed.
          (b) Default Interest Rate. On the occurrence and during the continuation of an Event of Default, interest shall be payable on the unpaid principal balance under this Note at a rate equal to the National Prime Rate plus seven percent (7%) (the “Default Rate”).
          (c) Lawful Rate of Interest. In no event whatsoever shall the amount of interest contracted, charged, paid or agreed to be paid to Lender pursuant to this Note or any of the Loan Documents exceed the highest lawful rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Note and the other Loan Documents shall involve exceeding the lawful rate of interest which a court of competent jurisdiction may deem applicable (the “Excess Interest”), then ipso facto, the obligation to be fulfilled shall be reduced to the highest lawful rate of interest permissible under such law and if, for any reason whatsoever, Lender shall receive, as interest, an amount which would be deemed unlawful under such applicable law, such interest shall be applied to the principal of the Loan (whether or not due and payable), and not to the payment of interest, or refunded to Borrower if the Loan has been paid in full. Neither Borrower nor endorser shall have any action against Lender for any damages whatsoever arising out of the payment, contracting, charging for or collection of any Excess Interest.
     3. (a) Principal and Interest Payments. Borrower shall pay in full the outstanding principal balance and all unpaid interest on the Maturity Date. Interest shall be calculated based on a 360-day year and charged for the actual number of days elapsed. All payments shall be applied in accordance with this Note. By acceptance of this Note and the making of the Loan to Borrower, Lender acknowledges that payment of this Note is subordinate to the repayment by Borrower of that certain loan from Borrower payable to The Security National Bank of Enid (“SNB”) in the original principal amount of $3,000,000 dated as of August 7, 2009 (the “SNB Loan”). Lender agrees until the SNB Loan has been paid in full, Lender shall not accept any principal or interest payments from Borrower on the Loan evidenced hereby. The foregoing two sentences are solely for the purpose of defining the relative rights of SNB, on the one hand, and Lender, on the other hand, and nothing herein shall impair, as between the Borrower and the Lender, the obligation of the Borrower which is unconditional and absolute, to pay the principal, interest and Late Fees in accordance with this Note.
          (b) Application of Payments. All payments under this Note will be applied to as follows:
(i) First, to accrued interest due;
(ii) Second, to the outstanding principal balance;
(iii) Third, to any outstanding costs or fees including, but not limited to, service fees, wire fees, and collection costs Borrower is obligated to pay under this Note and the other Loan Documents; and
(iv) Fourth, to all outstanding Late Fees (defined below).
          (c) Maturity Date. The Loan shall be fully due and payable on or before December 31, 2009 (“Maturity Date”). Lender is under no obligation to renew this Term Note after the maturity thereof.
     4. Prepayment. Prepayment of this Note is permitted in whole or in part at any time, without penalty or premium.

     5. Creation of Security Interest.
          (a) Borrower grants and pledges to Lender a continuing security interest in all of Borrower’s right, title and interest in and to all of the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Loan:
          (i) all common units of Hiland Partners, LP, a Delaware limited partnership (the “Partnership”), owned by Borrower (the “Common Units”);
          (ii) all subordinated units of the Partnership owned by the Borrower (the “Subordinated Units”);
          (iii) all distributions (whether made in cash, instruments, income, securities or other property), dividends, cash, securities, instruments and other property now or hereafter received, receivable or otherwise made with respect to, in substitution for, or in exchange for the Common Units or the Subordinated Units, including interim distributions, returns of capital, loan repayments, and payments made in (or proceeds received from any) liquidation of the Partnership; and
          (iv) all proceeds of all or any of the foregoing, in whatever form.
          (b) The security interest in the Collateral created hereunder is subordinate to the security interest in the Collateral granted by Borrower pursuant to that certain Pledge Agreement dated August 7, 2009 by Borrower in favor of The Security National Bank of Enid, to secure Borrower’s obligations under that certain First Amended and Restated Senior Secured Credit Agreement dated as of August 7, 2009 between Hiland Holdings GP, LP, as borrower, and The Security National Bank of Enid, as lender (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”).
          (c) Borrower hereby confirms that by signing this Note, Borrower has authenticated this Note, within the meaning of Section 9 of the Uniform Commercial Code of the State of Oklahoma. This Note shall constitute full authorization in favor of Lender to file appropriate financing statements, initial or “in lieu” financing statements, continuation statements, and statements of amendment, with or without Borrower’s signature, as may be necessary or advisable to perfect and maintain the perfection and priority of the security interest granted to Lender in this Note. Any such financing statements, continuation statements or amendments may be signed by Lender on Borrower’s behalf.
     6. Event of Default and Remedies.
          (a) Event of Default. An “Event of Default” under this Note means the occurrence of any of the following:
          (i) the failure to pay any payment as and when required under this Note;

          or
          (ii) the occurrence of an Event of Default (as such term is defined in the Senior Credit Agreement) pursuant to either Section 6.01(c) or Section 6.01(e) of the Senior Credit Agreement.
          (b) Remedies. On and during the occurrence of an Event of Default: (i) interest shall accrue at the Default Rate; (ii) Lender may, at its option and without notice (such notice being expressly waived), declare the Loan immediately due and payable; and (iii) Lender may pursue all rights and remedies available under all other Loan Documents. Lender’s rights, remedies, and powers, as provided in this Note and the other Loan Documents, are cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, the security described in the Loan Documents, and all other security given at any time to secure the payment of this Note, all at the sole discretion of Lender. Additionally, Lender may resort to every other right or remedy available at law or in equity without first exhausting the rights and remedies contained in this Note, all in Lender’s sole discretion. Failure of Lender, for any period of time or on more than one occasion, to exercise its option to accelerate the Maturity Date shall not constitute a waiver of the right to exercise the same at any time during the continued existence of any Event of Default or any subsequent Event of Default. No course of dealing between Borrower and Lender or any delay on the part of Lender in exercising any rights under this Note shall operate as a waiver of any rights of Lender.
     If any attorney is engaged: (i) to collect the Loan or any sums due under the Loan Documents, whether or not legal proceedings are thereafter instituted by Lender; (ii) to represent Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors’ rights and involving a claim under this Note; (iii) to protect the liens and security interests; (iv) to foreclose on the collateral under the Loan Documents; (v) to represent Lender in any other proceedings whatsoever in connection with any of the Loan Documents including, without limitation, post judgment proceedings to enforce any judgment related to the Loan Documents and probate proceedings; or (vi) in connection with seeking an out-of-court workout or settlement of any of the foregoing, then Borrower shall pay to Lender all reasonable costs, attorneys’ fees, and expenses in connection therewith, in addition to all other amounts due under this Note.
     7. Late Fees. If payments of principal or interest, or any other amount under the Note or other Loan Documents are not timely made or remain overdue for a period of ten (10) days, Borrower, without notice or demand by Lender, promptly shall pay in addition to any other amounts due hereunder an amount (“Late Fee”) equal to five percent (5.0%) of each delinquent payment.
     8. Waiver. Borrower, for itself and all endorsers, and sureties of this Note, and their heirs, successors, assigns, and legal representatives, waives presentment for payment, demand, notice of nonpayment, notice of dishonor, protest of any dishonor, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that their respective liability shall be unconditional and without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Lender. Borrower, for itself and all endorsers, and sureties of this Note, and their heirs, legal representatives, successors, and assigns, consents to every extension of time, renewal, waiver, or modification that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any makers, endorsers, or sureties, and of any collateral given to secure the payment of this Note, or any part of this Note, with or without substitution, and agrees that additional makers, endorsers, or sureties may become parties to this Note without notice to Borrower or to any endorser, or surety, and without affecting the liability of any of them.
     9. Evidence of Indebtedness. This Note is given and accepted as evidence of indebtedness only and not in payment or satisfaction of any indebtedness or obligation.
     10. Choice of Law, Jurisdiction, and Venue. This Note shall be deemed to have been made and executed in the State of Oklahoma, and this Note shall be interpreted, construed, and enforced in accordance with the laws of the State of Oklahoma without regard to the principles of conflict of laws.
     BORROWER AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING DIRECTLY, INDIRECTLY, OR OTHERWISE IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THIS NOTE SHALL BE LITIGATED, AT LENDER’S SOLE DISCRETION AND ELECTION, IN COURTS HAVING A SITUS WITHIN THE STATE OF OKLAHOMA. BORROWER HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED WITHIN SAID STATE. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY LENDER ON THE LOAN DOCUMENTS IN ACCORDANCE WITH THIS PARAGRAPH.
     11. Severability. If one or more of the provisions of this Note shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in this Note.
     12. Modification. This Note shall not be modified, amended, changed, terminated, supplemented, or any term or condition hereof waived except in writing signed by Borrower and Lender.
     13. Assignment. Borrower shall not assign its obligations under this Note without the express written consent of Lender. Lender, however, may assign, transfer, pledge or sell its interest in this Note. On notification of such assignment, Borrower shall remit any payments due hereunder directly to the address of the assignee set forth on the notification.
     14. Headings. Headings are for convenience of reference only and shall not be deemed to modify, explain, enlarge, or restrict any of the provisions of this Note.

     15. Notices. Notices shall be given under this Note at the addresses of the parties shown above by first class mail, postage prepaid, or by overnight delivery.
     16. Joint and Several Obligations. The obligations of Borrower under this Note are joint and several obligations of Borrower and of each Borrower, if more than one, and of each Borrower’s heirs, personal representatives, successors, and assigns, provided nothing in this Note shall be deemed consent to any assignment restricted or prohibited by the Loan Documents.
     17. Time of Essence. Time is of the essence on this Note and the performance of each of the covenants and agreements in the Note.
     18. Sale of Loan. Lender, at any time and without the consent of Borrower, may grant participations in or sell, transfer, assign, and convey all or any portion of its right, title, and interest in and to the Loan, this Note and the other Loan Documents, any guaranties given in connection with the Loan, and any collateral given to secure the Loan. If Lender sells, transfers, conveys, or assigns all of Lender’s right, title, and interest in this Note or the Loan, Lender shall give notice thereof to Borrower and Lender shall thereon be released from liability and obligations of Lender under this Note and under all other transferred Loan Documents from and after the date of such transfer; provided such transferee agrees to be bound by the obligations of Lender thereunder. Notice to Borrower shall not be required for any partial sale, transfer, assignment, or conveyance of this Note.
     19. Jury Trial Waiver. BORROWER, AND HOLDER BY ITS ACCEPTANCE OF THIS NOTE, HEREBY WAIVE THEIR RESTRICTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE AND THE BUSINESS RELATIONSHIP THAT IS BEING ESTABLISHED. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY BORROWER AND BY LENDER, AND BORROWER ACKNOWLEDGES THAT NEITHER HOLDER NOR ANY PERSON ACTING ON BEHALF OF LENDER HAS MADE ANY REPRESENTATIONS OF FACT TO INCLUDE THIS WAIVER OR TRIAL BY JURY OR HAS TAKEN ANY ACTIONS WHICH IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. BORROWER AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT EACH OF THEM WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. BORROWER AND LENDER FURTHER ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED IN THE SIGNING OF THIS NOTE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL.
(continued on the following page)

     In witness whereof, the undersigned has executed this Note or has caused the same to be executed by its duly authorized representative as of the date above first written.

Lender:

/s/ Harold Hamm

Harold Hamm

Borrower:

HILAND HOLDINGS GP, LP, a Delaware limited partnership

By:	Hiland Partners GP Holdings, LLC, its general partner

By:	/s/ Matthew S. Harrison

Name:	Matthew S. Harrison
Title:	Vice President-Finance, Chief Financial Officer and Secretary

Exhibit 99.1
Hiland Partners, LP and Hiland Holdings GP, LP Announce Amendments to Merger Agreements with Affiliates of Harold Hamm
     ENID, OKLAHOMA, November 3, 2009—Hiland Partners, LP (Nasdaq: HLND) and Hiland Holdings GP, LP (Nasdaq: HPGP) announced today that each company has amended its merger agreement with affiliates of Harold Hamm.
     Under the revised terms of the merger agreement between Hiland Partners and affiliates of Harold Hamm, Hiland Partners common unitholders will receive $10.00 in cash for each common unit they own, an increase of approximately 29% from the $7.75 per common unit consideration contemplated by the parties’ original merger agreement. Under the revised terms of the merger agreement between Hiland Holdings and affiliates of Mr. Hamm, Hiland Holdings common unitholders will receive $3.20 in cash for each common unit they own, an increase of approximately 33% from the $2.40 per common unit consideration contemplated by the parties’ original merger agreement.
     The amendments also extended the end dates under each agreement until December 11, 2009. The mergers remain subject to customary closing conditions, including the approval by holders of a majority of the publicly-held common units of the applicable company. The obligation of Mr. Hamm and his affiliates to complete either merger is conditioned on the simultaneous completion of the other merger, which may be waived by Mr. Hamm’s affiliates in certain circumstances.
     Conflicts committees comprised entirely of independent members of the boards of directors of the general partners of Hiland Partners and Hiland Holdings separately determined that the respective merger agreements, as amended, are advisable, fair to and in the best interests of the applicable Hiland company and its public unitholders. In determining to make their recommendation to the boards of directors, each conflicts committee considered, among other things, the fairness opinion received from its respective financial advisor with respect to the increased merger consideration. Based on the recommendation of its conflicts committee, the board of directors of the general partner of each of Hiland Partners and Hiland Holdings has approved the applicable amended merger agreement and has recommended, along with its respective conflicts committee, that the public unitholders of Hiland Partners and Hiland Holdings, respectively, approve the applicable merger.
     In connection with amending his affiliates’ merger agreement with Hiland Holdings, Mr. Hamm also agreed to lend $1.5 million to Hiland Holdings. The loan will be junior to Hiland Holdings’ senior secured credit agreement with The Security National Bank of Enid and will accrue interest at the same rate as borrowings under the credit agreement. The loan will be fully due and payable on December 31, 2009, and the loan proceeds will be used to fund working capital requirements for the remainder of 2009, including the fees and expenses associated with the Hiland Holdings merger. The loan was approved by the Hiland Holdings conflicts committee.
     The Hiland companies intend to file with the Securities and Exchange Commission, or SEC, a supplement to the Hiland companies’ joint proxy statement reflecting the revised terms of the mergers. The Hiland companies intend to mail the supplement to unitholders of each of the Hiland companies upon clearance by the SEC.
     Each Hiland company adjourned its special meeting of unitholders scheduled for this afternoon to allow its common unitholders sufficient time to review the proxy supplement. The Hiland Partners special meeting was adjourned and the vote postponed until December 4, 2009 at 9:00 a.m., central time, and the Hiland Holdings special meeting was adjourned and the vote postponed until December 4, 2009 at 10:30 a.m., central time. Each special meeting will be held at 302 N. Independence, Oak Room, First Floor, Enid, Oklahoma 73701.
     The record date for determining unitholders eligible to vote at the special meetings will remain September 9, 2009. Valid proxies submitted by unitholders of Hiland Partners or Hiland Holdings prior to the adjourned November 3, 2009 special meetings will continue to be valid for purposes of the reconvened special meetings scheduled for December 4, 2009.
     Common unitholders of Hiland Partners or Hiland Holdings as of September 9, 2009 who have not voted but wish to do so or who would like to change their vote should contact D.F. King at 1-800-967-4612.
About the Hiland Companies
     Hiland Partners, LP is a publicly traded midstream energy partnership engaged in purchasing, gathering, compressing, dehydrating, treating, processing and marketing of natural gas, and fractionating, or separating, and marketing of natural gas liquids, or NGLs. Hiland Partners, LP also provides air compression and water injection services for use in oil and gas secondary recovery operations. Hiland Partners, LP’s operations are primarily located in the Mid-Continent and Rocky Mountain regions of the United States. Hiland Partners, LP’s midstream assets consist of fifteen natural gas gathering systems with approximately 2,160 miles of gathering pipelines, six natural gas processing plants, seven natural gas treating facilities and three NGL fractionation facilities. Hiland Partners, LP’s compression assets consist of two air compression facilities and a water injection plant.
     Hiland Holdings GP, LP owns the two percent general partner interest, 2,321,471 common units and 3,060,000 subordinated units in Hiland Partners, LP, and the incentive distribution rights of Hiland Partners, LP.
Forward-Looking Statements
     This press release includes certain statements concerning expectations for the future that are forward-looking statements, including statements regarding the intention to mail a supplement to the Hiland companies’ joint proxy statement and the intention to hold the special meetings on December 4, 2009. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management’s control, including the ability of the Hiland companies to receive clearance of the supplement by the SEC a sufficient amount of time prior to the meeting date to permit distribution of the supplement. An extensive list of factors that can affect future results are discussed in the definitive joint proxy statement filed by Hiland Partners and Hiland Holdings, in Hiland Partners’ and Hiland Holdings’ Annual Reports on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Any such forward looking statements are made as of the date of this press release and neither Hiland Partners nor Hiland Holdings undertakes any obligation to update or revise any such forward-looking statements to reflect new information or events.

Contacts:	Derek Gipson, Director — Business Development and Investor Relations Hiland Partners, LP
(580) 242-6040